As filed with the Securities and Exchange Commission on November 9, 2009
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3386776
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21557 Telegraph Road	48033
Southfield, Michigan (Address of Principal Executive Offices)	(Zip Code)
Lear Corporation 2009 Long-Term Stock Incentive Plan
(Full Title of the Plan)

Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary
21557 Telegraph Road
Southfield, Michigan 48033
(Name and Address of Agent for Service)
(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Calculation of Registration Fee

Title of securities to be	Amount to be	Proposed maximum	Proposed maximum	Amount of
registered	registered (1)	offering price per share	aggregate offering price	registration fee
Common Stock, $0.01 par value per share	5,907,874 shares	$35.00	$206,775,590 (2)	$11,538.08

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, which may be issued pursuant to the Lear Corporation 2009 Long-Term Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     We shall send or give to each participant in the Lear Corporation 2009 Long-Term Stock Incentive Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Lear Corporation, a Delaware corporation (“Lear”), with the Commission are incorporated by reference in this Registration Statement:
     (a) Lear’s annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on March 17, 2009;
     (b) Lear’s quarterly reports on Form 10-Q for the fiscal quarters ended April 4, 2009, July 4, 2009 and October 3, 2009 filed with the Commission on May 14, 2009, August 13, 2009 and November 9, 2009, respectively;
     (c) Lear’s current reports on Form 8-K filed with the Commission on January 6, 2009, February 17, 2009, March 18, 2009, May 22, 2009, July 6, 2009, July 7, 2009, July 10, 2009, August 6, 2009, August 18, 2009, August 24, 2009, September 1, 2009, October 26, 2009, November 5, 2009 and November 9, 2009; and
     (d) The description of Lear’s common stock, par value $0.01 per share, contained in Lear’s Registration Statement on Form 8-A filed with the Commission on November 6, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description, other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by Lear under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference.
     All documents filed by Lear pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by Lear under Items 2.02 or 7.01 of any current report on Form 8-K that Lear may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
Delaware General Corporation Law
     Lear Corporation is a Delaware corporation. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person adjudged liable to the corporation shall be entitled to indemnification unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that in view of the circumstances of the case, such person is entitled to indemnity. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.
     Delaware law does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.
     Lear’s Amended and Restated Certificate of Incorporation requires Lear to indemnify its directors and officers to the fullest extent permitted under Delaware law. Lear’s Amended and Restated Certificate of Incorporation states that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to Lear or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (regarding unlawful payment of dividends) or (iv) for any transaction from which the director derived an improper personal benefit, provided, however, that if the Delaware General Corporation Law is amended or modified to permit the elimination of the personal liability of a director of Lear to a greater extent than contemplated by the Amended and Restated Certificate of Incorporation then the provisions of the Amended and Restated Certificate of Incorporation are deemed to provide for the limitation or elimination of the personal liability of the directors to such extent.
     Lear has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Lear or its subsidiaries, or that may arise out of their status as directors or officers of Lear or its subsidiaries, including liabilities under the federal and state securities laws.

Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Lear (incorporated by reference to Exhibit 3.1 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009)

4.2	Amended and Restated By-Laws of Lear (incorporated by reference to Exhibit 3.2 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009)

4.3	Lear Corporation 2009 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).
Item 9. Undertakings.
Lear hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Lear pursuant to Section 13 or Section 15(d) of the Exchange Act.

     (a)(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
     (b) Lear hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of Lear’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Lear pursuant to the foregoing provisions, or otherwise, Lear has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Lear in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lear will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 8th day of November, 2009.

LEAR CORPORATION
By:	/s/ Terrence B. Larkin
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Matthew J. Simoncini and Terrence B. Larkin his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert E. Rossiter Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	November 8, 2009

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2009

/s/ Dr. David E. Fry	Director	November 8, 2009
Dr. David E. Fry

/s/ Justice Conrad L. Mallett Justice Conrad L. Mallett	Director	November 8, 2009

/s/ Larry W. McCurdy Larry W. McCurdy	Director	November 8, 2009

/s/ Roy E. Parrott Roy E. Parrott	Director	November 8, 2009

/s/ David P. Spalding David P. Spalding	Director	November 8, 2009

/s/ James A. Stern James A. Stern	Director	November 8, 2009

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director	November 8, 2009

/s/ Richard F. Wallman Richard F. Wallman	Director	November 8, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Name
4.1	Amended and Restated Certificate of Incorporation of Lear (incorporated by reference to Exhibit 3.1 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009)

4.2	Amended and Restated By-Laws of Lear (incorporated by reference to Exhibit 3.2 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009)

4.3	Lear Corporation 2009 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Lear’s current report on Form 8-K filed with the Commission on November 9, 2009).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).